Exhibit (a)(10)
Investor Presentation August 2010 PotashCorp.com Bill Doyle President & CEO Wayne Brownlee Executive VP & CFO

2 Forward-Looking Statements This presentation contains forward-looking statements or forward-looking information (forward-looking statements). These statements are based on certain factors and assumptions including foreign exchange rates, expected growth, results of operations, performance, business prospects, valuation and opportunities and effective income tax rates. While the company considers these factors and assumptions to be reasonable based on information currently available, they may prove to be incorrect. Several factors could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to: future actions taken by BHP Billiton in connection with its unsolicited offer; fluctuations in supply and demand in fertilizer, sulfur, transportation and petrochemical markets; changes in competitive pressures, including pricing pressures; the recent global financial crisis and conditions and changes in credit markets; the results of sales contract negotiations with China and India; timing and amount of capital expenditures; risks associated with natural gas and other hedging activities; changes in capital markets and corresponding effects on the company's investments; changes in currency and exchange rates; unexpected geological or environmental conditions, including water inflow; strikes and other forms of work stoppage or slowdowns; changes in and the effects of, government policy and regulations; and earnings, exchange rates and the decisions of taxing authorities, all of which could affect our effective tax rates. Additional risks and uncertainties can be found in our Form 10-K for the fiscal year ended December 31, 2009 under captions "Forward-Looking Statements" and "Item 1A - Risk Factors" and in our other filings with the US Securities and Exchange Commission and Canadian provincial securities commissions. Forward-looking statements are given only as at the date of this presentation and the company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Situation Overview

Summary of BHP Offer and Response of PotashCorp Board

- PotashCorp announced that its Board of Directors has thoroughly reviewed the terms and conditions of the unsolicited BHP Offer with the assistance of its independent financial and legal advisors

- PotashCorp's Board unanimously believes that BHP's Offer to acquire PotashCorp for US$130 per share in cash is not in the best interests of PotashCorp, its Shareholders and other Stakeholders, and fails to reflect our premier position in a strategically vital industry and our unparalleled future growth prospects

- Accordingly, for the reasons described in more detail, the PotashCorp Board **UNANIMOUSLY** recommends that Shareholders **REJECT** the BHP Offer and **NOT TENDER** their Common Shares to the BHP Offer

3

PotashCorp
Helping Nature Provide

4 PotashCorp is a Uniquely Valuable Asset PotashCorp Board believes that PotashCorp has unparalleled assets in an industry where supply is characterized by substantial barriers to entry, few producers, low government ownership and no known product substitutes World's largest potash producer by capacity with low-cost operations in Canada - a country widely considered to be one of the most politically stable in the world - and significant offshore investments in other potash-focused companies One of only two producers whose equity is widely held among shareholders and is effectively available for purchase BHP Offer Fails to Reflect PotashCorp's Prospects for Continued Growth and Shareholder Value Creation PotashCorp Board believes that the potash market is approaching an inflection point, characterized by increasing global demand and higher prices Expected to nearly double operational capability between 2005 and 2015 in less time and at a significantly lower cost relative to greenfield projects, positioning the Company to capture a disproportionate share of demand growth in the coming years Full market value of PotashCorp's strategic equity investments was not reflected in the closing price of the Common Shares on August 16, 2010 PotashCorp has a demonstrated track record of creating shareholder value Key Reasons for Rejection

Key Reasons for Rejection

BHP Offer is Timed to Deprive Shareholders of Full Value

- PotashCorp Board believes that the fertilizer industry is emerging from an unprecedented demand decline associated with the global economic downturn
- PotashCorp expects to see near-term price improvements and to benefit significantly relative to peers

BHP Offer Represents a Wholly Inadequate Premium for Control

- Low premium does not, in PotashCorp's view, reflect the strategic importance, scarcity value, or quality of PotashCorp's assets
- Premium being offered is substantially inferior to control premiums paid for other marquee Canadian-based resource companies

Consideration Offered under the BHP Offer Represents a 13.1% Discount to the Closing Price of the Common Shares on August 20, 2010, the Last Trading Date Prior to Filing the PotashCorp Directors' Circular

- Performance of the Common Shares following the announcement of BHP's unsolicited bid is a strong indicator that the market believes that the BHP Offer undervalues the Common Shares

5

PotashCorp
Helping Nature Provide

6 PotashCorp's Financial Advisors have Each Provided a Written Opinion to the PotashCorp Board that the Consideration Being Offered Pursuant to the BHP Offer was, as of the Date of such Opinions, Inadequate, from a Financial Point of View, to Shareholders (Other than BHP and Any of its Affiliates) PotashCorp Board has received written opinions dated August 22, 2010 from each of BofA Merrill Lynch, Goldman, Sachs & Co. and RBC Capital Markets to the effect that, as of such date and based upon and subject to the assumptions, limitations and qualifications stated in their respective opinions, the consideration offered under the BHP Offer was inadequate, from a financial point of view, to Shareholders (other than BHP and any of its affiliates) Superior Offers or Other Alternatives are Expected to Emerge PotashCorp has been approached by, and has initiated contact with, a number of third parties who have expressed an interest in considering alternative transactions BHP Offer is Coercive and is Not a Permitted Bid Under PotashCorp's Shareholder Rights Plan BHP Offer is open for acceptance for only 60 days and the Company requires a longer period of time to attract competing proposals from prospective buyers Key Reasons for Rejection (1) (1) Copies of the opinions are set forth in PotashCorp's Directors' Circular, dated August 23, 2010. Shareholders are urged to read each opinion carefully and in its entirety for a description of the procedures followed, matters considered and limitations on the review undertaken

7 The BHP Offer is Highly Conditional Certain conditions not subject to materiality threshold or other objective criteria Tendering of Common Shares to BHP Offer would, under certain circumstances, constitute little more than grant of option to BHP to acquire Common Shares Key Reasons for Rejection

Key Elements Supporting Rejection

9 Source: USDA, FAO, UN, PotashCorp Fruit and Vegetable Consumption Grain and Oilseed Consumption Billion Tonnes Population and Income Growth Drive Food Consumption A continuing rise in demand for food, unabated by the global economic downturn, supports a sustainable period of growth for agriculture Billion Tonnes

10 Percent World Grain Stocks-To-Use Ratio Tightening Based on crop year data. For example, 2010F refers to the 2010/11 crop year. Grain includes coarse grains and wheat Strong grain demand and production issues in certain key growing regions drawing global grain stocks lower Source: USDA 25 Year Average 25 Year Average Percent

11 Source: World Bank July 2010 Price - Percentage Increase Compared to 2000-2009 Average Crop Prices Remain Well Above Historical Averages Global crop prices remain well above historical levels, reflecting the long-term challenge of meeting rising food demand

12 Source: USDA, PotashCorp $US/Acre 2010E based on USDA spring fertilizer prices of $511/ST KCl, $508/ST DAP and $448/ST Urea; $4.00/bu corn price and 163 bu/acre US Avg Corn Economics - Expect 2nd Highest Returns in 2010 Near-record farm economics support increased fertilizer demand and the potential for higher nutrient prices

13 Source: Bloomberg, IPNI, PotashCorp Percentage Change 000 MT KCl - 12 Month Rolling Av. 000 MT KCl Crop Prices North American Producer Potash Shipments Market appears to be on the verge of an inflection point, expected to support a powerful period of growth - particularly for potash Recent Signs of Return to Long-Term Growth Trend North American Producer Potash Inventory

Source: British Sulfur Consultants, IFA, PotashCorp Shipments - Million Tonnes KCl * Potash Demand Rebound Under Way * Includes imports plus domestic producer sales; Data excludes non-KCl shipments from Germany Potash shipments rebounding to levels near those prior to the global economic downturn - despite global distributor inventory restocking not yet underway 14

15 Source: Fertecon, PotashCorp Million Tonnes KCl World Potash Shipments - Returning to Long-term Growth Trend * Based on historical annual potash demand growth rate of 3.0-3.5 percent. BHP Offer timed to acquire PotashCorp before earnings begin to fully reflect a return to the historical trend-line growth in potash demand

World Potash Operating Rate* On the Verge of Reaching the Inflection Point * Based on percentage of operational capability; Forecast based on 3.5 percent demand CAGR 2000-2015 World Potash Operating Rate* Source: Fertecon, PotashCorp Higher operating rates expected to push potash prices higher - underpinned by the need for new capacity and margins that justify such investments 16

Expanding Capability Provides Opportunities for Earnings Growth



Million Tonnes KCl
18
16
14
12
10
8
6
4
2
0
5.9MMT of additional operational capability in progress – of which 40% of capital expenditures already complete
3.5MMT of existing "paid for" operational capability
2010 PotashCorp Sales Forecast
2010 Operational Capability
2015 Operational Capability

BHP Offer does not compensate PotashCorp shareholders for unmatched ability to capture disproportionate share of future growth

Source: PotashCorp

17

PotashCorp
Helping Nature Provide

PotashCorp Operational Capability and Growth Potential Unmatched

Million Tonnes KCl – 2009 through 2014


PotashCorp
Mosaic (Canada, US)
Belaruskali (Belarus)
ICL (Israel, Spain, UK)*
Silvinit (Russia)
Uralkali (Russia)
K+S (Germany)
China*
Agrium (Canada)
APC (Jordan)*
SQM (Chile)*
Intrepid (US)
Vale (Brazil)
PotashCorp (Operational Capability)
PotashCorp Investments (Capacity)
Other Producers (Capacity)
Announced Capacity Growth through 2014
0
2
4
6
8
10
12
14
16
18
20

* PotashCorp investments: ICL (14%), APC (28%), SQM (32%) and Sinofert (22%)

- Note: PotashCorp based on operational capability (what we could physically produce) while competitor capacity is stated nameplate, which may exceed operational capability

PotashCorp Board believes that BHP Offer ignores value inherent in PotashCorp's current and planned expansions that advance our premier position in the potash sector

Source: Fertecon, British Sulphur, IFA, PotashCorp

18

PotashCorp
Helping Nature Provide

PotashCorp Represents Majority of New Capacity Through 2014


Million Tonnes KCl
Capacity
Other Producers
Middle East Producers
Former Soviet Union Producers
Other North American Producers
PotashCorp
12
10
8
6
4
2
0
2010F
2011F
2012F
2013F
2014F


Percentage of New Capacity**
Other Producers
Other Canpotex Members
PotashCorp Equity Investments*
PotashCorp

* PotashCorp investments: ICL (14%), APC (28%), SQM (32%) and Sinofert (22%)

** PotashCorp based on operational capability (what we could physically produce) while competitor capacity is stated nameplate, which may exceed operational capability

PotashCorp expected to capture majority of new demand growth through capacity additions, enhanced by exposure through equity investment positions

Source: Fertecon, Public Filings, PotashCorp

19

PotashCorp
Helping Nature Provide

Source: Fertecon, PotashCorp World Potash Production - Few Producers but Many Consumers Production North America Europe Latin America FSU Asia Middle East Million Tonnes KCl - 2008 18.2 1.4 3.3 5.7 6.2 17.9 Potash industry characterized by limited number of global producers 20

BHP Offer Does Not Adequately Reflect Scarcity Value of PotashCorp…

	Potash (KCl)
PotashCorp % World Capacity*	#1 in world 20% World Capacity*
# of Producing Countries	Only 12 Producing Countries
PotashCorp Gross Margin % (% of PotashCorp 2009 Net Sales)	60%
% of Industry Not Controlled by Governments	80%
Time for Greenfield (including ramp-up)	Minimum 7 years
Cost for Greenfield (including infrastructure and potential purchase of deposit)	CDN $3.5- $5.0 billion** for 2 million tonnes

* Based on nameplate capacity which may exceed operational capability (estimated annual achievable production level).
** Estimated costs for conventional greenfield mine in Saskatchewan

PotashCorp is the premier global potash producer with unparalleled assets in an industry with unique characteristics

Source: Fertecon, British Sulphur, AMEC, PotashCorp

21

PotashCorp
Helping Nature Provide

…Or PotashCorp's World Class Nitrogen and Phosphate Assets…



Low-cost Western Hemisphere Ammonia Capacity
Million Tonnes Product
2.5
2.0
1.5
1.0
0.5
0.0
POT
Koch
CNC (Trinidad)
Yara
*Tringen (Trinidad)

*Tringen is the Government portion only



PotashCorp Phosphate Rock Reserve Life*
Years
40
35
30
25
20
15
10
5
0
34
15
Aurora
White Springs

*Proven and probable reserves permitted and to be permitted as of December 31, 2009

In addition to our leadership position in potash, PotashCorp has large-scale, low-cost nitrogen assets and high-quality permitted phosphate rock reserves

Source: Blue, Johnson & Associates, Fertecon, Public Filings, PotashCorp

22

PotashCorp
Helping Nature Provide

…Or Full Value of Investments



US$ per Share
30
25
20
15
10
5
0
~$8.0B US
Implied value not recognized in Aug 16, 2010 share price (~$14/share)
Implied value not recognized in Aug 16, 2010 share price (~$9/share)
Market Value of POT Investments
Implied Market Value (10.7x Forward EV/EBITDA Multiple)
Implied Market Value (15.5x Forward EPS Multiple)

* Assumes: $345M EBITDA / $328M Net Income contribution; current multiples based on street average at August 16, 2010; market value of investments as at August 16, 2010 based on listed stock exchange share price

Value of equity investments not fully reflected in PotashCorp's share price. PotashCorp Board believes that BHP Offer ignores control premium applicable to PotashCorp's major stakes in APC and SQM

Source: Bloomberg, I/B/E/S, PotashCorp

23

PotashCorp
Helping Nature Provide

24 Limited Number of Accessible Potash Platforms for an Acquiror PotashCorp is one of only two widely held potash companies globally - and the only low cost producer of the two Global Participants (Projected 2015 Capacity*) Source: Fertecon, Public Filings, PotashCorp * PotashCorp based on operational capability (what we could physically produce) while competitor capacity is stated nameplate, which may exceed operational capability

25 PotashCorp Is a Uniquely Valuable Asset PotashCorp is among the extremely limited opportunities globally which satisfy BHP Billiton's stated investment criteria - market leadership, low-cost/high return products, expandable, export- orientated and portfolio suitability "We should step back to our strategy that says we really only want very large, low cost, export-oriented [businesses] and then only in certain products. If we pass all the things in the market through that set of filters really, you find there's not that many of the types of assets that we want that trades." Marius Kloppers - Wall Street Journal ("BHP Billiton CEO on Acquisition Strategy" Nov 09, 2009) "Opportunities to acquire tier-one assets in low-risk regions, well positioned to serve the Asian markets, do not come around very often." Chip Goodyear - Mining Journal ("BHP Billiton snatches WMC from Xstrata" Mar, 11 2005) PotashCorp Board believes that unique nature of PotashCorp commands superior control premium

BHP Offer Does Not Adequately Reflect Scarcity Value of PotashCorp



$US/tonne Netback Required (fob mine)
1,000
900
800
700
600
500
400
300
200
100
0
Brownfield 10% IRR
Brownfield 15% IRR
Greenfield 10% IRR
Greenfield 15% IRR
PotashCorp Q2 2010 Netback = $309/MT
$400/tonne
$700/tonne
$1,000/tonne
$1,750/tonne
$2,000/tonne
$2,500/tonne
Construction Cost Per Tonne

Assumptions: Brownfield: 1-million-tonne project constructed in Saskatchewan, excluding cost of infrastructure; 5 year construction and ramp-up timeline; Greenfield: 2-million-tonne project constructed in Saskatchewan, plus cost of infrastructure; Minimum 7 year development and ramp-up timeline; $US/CDN at par

Greenfield investment economics unattractive at current potash prices, highlighting value of PotashCorp's premier position and brownfield opportunities

Source: PotashCorp

26

PotashCorp
Helping Nature Provide

Source: British Sulphur (Industry Site Costs), PotashCorp (Estimated Netback Range) * Site costs are calculated based on production costs at reported capacity. Need for New Potash Supply Supports Future Earnings Growth Potential Cost/Netback per tonne ($US) Industry Site Cost Curve 0 100 200 300 400 500 600 700 800 900 1,000 Estimated netback range required for a SK greenfield potash project Estimated netback range required for a SK brownfield potash project Approximately 85 percent of capacity Brownfield Netback Range Greenfield Netback Range Pressure on new supply expected to transition pricing from levels that currently support brownfield economics to levels that support greenfield economics 27

BHP Offer Timed to Deprive PotashCorp Shareholders of Full Value



EBITDA Potential Scenarios
(at 2011 Operational Capability)*
$US Billions
12.0
10.0
8.0
6.0
4.0
2.0
0.0
$300/tonne (fob mine)
$400/tonne (fob mine)
$500/tonne (fob mine)
8.0 MMT
9.0 MMT
10.0 MMT
11.0 MMT
12.0 MMT



EBITDA Potential Scenarios
(at 2015 Operational Capability)*
$US Billions
12.0
10.0
8.0
6.0
4.0
2.0
0.0
$400/tonne (fob mine)
$600/tonne (fob mine)
$800/tonne (fob mine)
9.0 MMT
11.0 MMT
13.0 MMT
15.0 MMT
17.0 MMT

* Assumptions include: gross margin for phosphate and nitrogen between $0.5 - $1.0 Billion (USD); Tax rate of 27 percent and PPT as a percentage of potash gross margin: 2011 (6-14 percent); 2015 (13-20 percent)

BHP Offer fails to reflect PotashCorp's substantial earnings leverage from higher potash prices and volumes

Source: PotashCorp

28

PotashCorp
Helping Nature Provide

BHP Offer Timed to Deprive PotashCorp Shareholders of Full Value



Operating Rate
$/Share
120%
100%
80%
60%
40%
20%
0%
$300
$250
$200
$150
$100
$50
$0
PotashCorp Op Rate*
Global ex PotashCorp Op Rate
PotashCorp Stock Price
Jan-07
Sep-07
Jun-08
Mar-09
Nov-09
Aug-10

* Based on percentage of operational capability

PotashCorp Board believes that BHP Offer is opportunistically timed

Source: FactSet, PotashCorp, Bloomberg as of August 16, 2010

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PotashCorp
Helping Nature Provide

30 Historical Premiums in Marquee Canadian Resource Transactions The premium being offered by BHP is substantially inferior to control premiums for other marquee Canadian-based resource companies Source: Bloomberg Percentage* * Premium represents the final offer price relative to the unaffected price

Demonstrated Track Record of Creating Shareholder Value



PotashCorp Cash Flow Return (CFR)
Percentage
50.0%
45.0%
40.0%
35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
CFR
WACC
2000
2003
2006
2009



Total Shareholder Return*
Cumulative Percentage Change
2000.0%
1750.0%
1500.0%
1250.0%
1000.0%
750.0%
500.0%
250.0%
0.0%
-250.0%
POT
S&P Index
2000
2003
2006
2009

* January 1, 2000 through August 16, 2010

PotashCorp has delivered superior shareholder value over last ten years

Source: PotashCorp, Bloomberg

31

PotashCorp
Helping Nature Provide

PotashCorp.com Thank you.

33 Important Information This presentation is neither an offer to purchase nor the solicitation of an offer to sell any securities. On August 23, 2010, PotashCorp filed a solicitation/recommendation statement on Schedule 14D-9 with the Securities and Exchange Commission (the "SEC") with respect to the offer to purchase commenced by BHP Billiton Development 2 (Canada) Limited, a wholly-owned subsidiary of BHP Billiton Plc. Investors and security holders of PotashCorp are urged to read the solicitation/recommendation statement and any other relevant documents filed with the SEC, because they contain important information. Investors and security holders may obtain a free copy of the solicitation/recommendation statement and other documents that PotashCorp files with the SEC through the website maintained by the SEC at www.sec.gov and through the website maintained by PotashCorp at www.potashcorp.com. In addition, the solicitation/recommendation statement and other documents filed by PotashCorp with the SEC may be obtained from PotashCorp free of charge by directing a request to Potash Corporation of Saskatchewan Inc., 122 - 1st Avenue South, Suite 500, Saskatoon, Saskatchewan, Canada S7K 7G3, (306) 933-8500.